EXHIBIT 23.1.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2013, with respect to the financial statements of ATEL 15, LLC appearing in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1, No. 333-174418) and Prospectus of ATEL 15, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California
April 12, 2013